                                                 Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                     INDUSTRIAL SERVICES OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)

                                    FLORIDA
        (State or other jurisdiction of incorporation or organization)

                                  59-0172746
                     (I.R.S. Employer Identification No.)

                                7100 GRADE LANE
                                P.O. BOX 32428
                             LOUISVILLE, KY 40232
                   (Address of principal executive offices)

INDEPENDENT CONSULTING SERVICES AGREEMENT, CONFIDENTIAL
INFORMATION AND NON-COMPETITION AGREEMENT, INDEPENDENT
CONTRACTOR AND STOCK OPTION AGREEMENT
                           (Full Title of the Plan)

                                   COPY TO:
HARRY KLETTER, PRESIDENT                      ROBERT STEVEN BROWN, ESQ.
INDUSTRIAL SERVICES OF AMERICA, INC.          BROCK FENSTERSTOCK SILVERSTEIN
7100 GRAND LANE, P.O. BOX 32428               MCAULIFFE & WADE LLC
LOUISVILLE, KENTUCKY 40232                    153 EAST 53RD STREET, 56TH FLOOR
(502) 368-1661                                NEW YORK, NY 10022
                                              (212) 371-2000

           (Name, Address and Telephone Number of Agent for Service)



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
                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                PROPOSED               PROPOSED
TITLE OF                                        MAXIMUM                MAXIMUM
SECURITIES                 AMOUNT               OFFERING               AGGREGATE                 AMOUNT OF
TO BE                      TO BE                PRICE PER              OFFERING                  REGISTRATION
REGISTERED                 REGISTERED           SHARE                  PRICE                     FEE
---------------------------------------------------------------------------------------------------------------

Common Stock,
    par value
    $0.01
    per share              320,000 shs.         $5.50(1)               $1,760,000                $352

---------------------------------------------------------------------------------------------------------------

         Total             320,000 shs.         $5.50(1)               $1,760,000                $352

===============================================================================================================


(1) Calculated pursuant to Rule 457(h)(1) on the basis of the maximum exercise price at which common stock may be acquired pursuant to various option agreements.

-------------------
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

THE CONTENTS OF TWO EARLIER REGISTRATION STATEMENTS, FILES NO. 333-06909 AND NO. 333-06915, ARE INCORPORATED HEREIN BY REFERENCE.

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                                  SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 21, 1997.


                           Industrial Services of America, Inc.



                           By: /s/ Harry Kletter
                               ----------------------------
                                 Harry Kletter
                                  President and Chief Executive Officer


                                -------------


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Kletter, his true and lawful attorney-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Industrial Services of America, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 21, 1997, by the following persons in the capacities indicated.



Signature                                            Title                              Date
---------                                            -----                              ----


/s/ Harry Kletter
----------------------------                    Director, President,                    July 21, 1997
Harry Kletter                                   Chief Executive Officer
                                                and Chief Financial Officer
                                                (Principal Executive Officer and
                                                Principal Financial Officer)





/s/ Roberta Kletter
----------------------------                    Director and                            July 21, 1997
Roberta Kletter                                 Executive Vice
                                                President



/s/Matthew Kletter
----------------------------                    Director, Vice President                July 21, 1997
Matthew Kletter                                 and General Counsel



/s/ Alan Schroering
----------------------------                    Controller (Principal                   July 21, 1997
Alan Schroering                                 Accounting Officer)


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Industrial Services of America, Inc. (the Company) Independent Consulting Services Agreement, Confidential Information and Non-competition Agreement, Independent Contractor and Stock Option Agreement, of our report dated March 10, 1997, relating to the balance sheets of the Company as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the three years ended December 31, 1996, 1995 and 1994, and the related schedule of valuation and qualifying accounts for the year ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of the Company.

/s/ MATHER, HAMILTON & CO.

MATHER, HAMILTON & CO.
Louisville, Kentucky
August 6, 1997


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                                 EXHIBIT INDEX
                                 -------------


Consulting Agreement Terms and Provisions, April 21, 1997 -
Bolton  ............................................................Exhibit A

Stock Option Agreement, February 14, 1996
Chu  ...............................................................Exhibit B

Stock Option Agreement, June 11, 1996
Falkner  ...........................................................Exhibit C

Consulting Agreement Terms and Provisions, April 21, 1997  -
Turchyn  ...........................................................Exhibit D